HUMAN RESOURCES
                         EMPLOYEE SEVERANCE PAY PLAN
================================================================================
INTRODUCTION
                           First Community Bancorp is the sponsor of the Employee Severance Pay Plan Policy ("the Plan"). First Community Bancorp and its subsidiaries (the "Company" or the "Companies" as the context requires) have adopted the Plan to provide financial assistance to those employees who are involuntarily terminated from the Company. This Plan will expire on December 31, 2001, unless terminated prior thereto or extended as provided below.

                           The purpose of this Plan is to provide certain benefits ("Severance Benefits") to Eligible Employees (defined below whose employment is involuntarily terminated by any of the Companies for reasons such as permanent layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of a Company's operations or the elimination of an Eligible Employee's job) resulting from the Company's acquisition of, or merger with, another financial institution.

                           Furthermore, this document serves as both the Plan document and summary plan description and sets forth the requirements for eligibility under the Plan, explains the Severance Benefits available under the Plan and the manner in which payments are calculated, describes circumstances which may limit or terminate an Eligible Employee's eligibility for Severance Benefits and discusses the administration of the Plan in general.

                           In all cases, your rights and benefits under the Plan, if any, are governed solely by the terms and conditions of this Plan. None of the Companies, their current and former directors, shareholders, officers, employees or agents, will be bound by or liable to you or anyone for any representation, promise or inducement made by any of their officers, employees, or agents about the Plan that is not contained in this Plan.

                           Interpretation and application of the Plan to a particular circumstance will be made by the Company at its sole discretion. The Company has the sole and absolute power and authority to make all legal and factual determinations, construe and interpret terms and provisions, and make eligibility and benefit determinations in accordance with its interpretation of the Plan. First Community Bancorp also reserves the right to change, suspend, continue or terminate all or any part of the Plan, either in an individual case or in general, at any time without notice. A copy of this Plan may be obtained from the Human Resource Director of First Community Bancorp.

                           The Plan is not intended to, and does not, provide employees with vested benefits. Moreover, the Plan may be terminated or amended at any time and for any reason by First Community Bancorp. If the Plan is terminated or the eligibility criteria or benefits changed in general, the change will apply to all Eligible Employees except for Eligible Employees who have signed a settlement Agreement and General Release (the "Agreement") or whose Severance Pay Period (defined below) began before the effective date of the change. This Plan and the policies set forth herein are not intended to imply a contractual relationship, except for employees who have signed an Agreement, and this Plan does not affect the at-will employment status of the employees to which this Plan applies.

                           Any time the words "you" and "your" are used in this Policy; they are to be understood as synonymous with "Eligible Employee."

HOW THE PLAN
OPERATES
                           WHO IS ELIGIBLE TO  PARTICIPATE

                               ELIGIBLE EMPLOYEES - You are an "Eligible
                               Employee" for purposes of this Plan if you experience an "Employment Loss," as defined below, and are a salaried or hourly employee of any of the Companies who has completed at least three (3) months of continuous service with any of the Companies. The Company will notify you in writing if your employment is involuntarily terminated and you are an Eligible Employee.

                               INELIGIBLE PERSONS - An individual is not eligible to participate in the Plan if such individual falls into one of the following categories:

                                    1.  You are an independent contractor;
                                    2.  You are employed through an agency or
                                        are a temporary employee;
                                    3.  You are employed without regular
                                        employee benefits under a written
                                        agreement for a defined period of time;
                                    4.  You are employed under a written
                                        agreement that provides for payment in
                                        the event of a termination of
                                        employment; and/or
                                    5.  You are covered by another severance or
                                        change in control plan.

WHAT IS AN
"EMPLOYMENT
LOSS"?
                           EMPLOYMENT LOSS DEFINED - As used in this Plan, "Employment Loss' means a termination of employment, initiated by a Company, which results directly from changes in such Company's business needs, operations or organization including reorganizations, staffing changes, job eliminations or reductions in work force.

                           WHAT IS EXCLUDED FROM EMPLOYMENT LOSS? - There are certain circumstances that do not qualify and are excluded from the category of an Employment Loss. If you are an employee that falls into one of these categories, you will not receive Severance Benefits. The following circumstances, among others, are NOT included in the category of Employment Loss as defined in the Plan:

                               1.   Terminations for cause;

                               2. Reductions of less than 50% in an employee's scheduled hours, unless such reductions change the employee's benefits status from eligible to ineligible;
                               3.   Reassignments within the Companies; and/or
                               4. Transfers to a Successor Employer (as used in this Plan, "Successor Employer" means an employer that acquires assets or a share of ownership in a Company, or an employer with whom a Company contracts for services or to perform functions it previously performed).

DISQUALIFICATION
OF BENEFITS UNDER
THE PLAN
                           Circumstances can occur which will disqualify you from receiving Severance Benefits even after you are notified of an Employment Loss. You will not receive Severance Benefits if:

                               1. You resign from your position before your termination date;
                               2. You stop working for any reason before your termination date;
                               3. You refuse an assignment or fail to fully perform any assignment given to you by a Company before your termination date;
                               4.   You are terminated for cause;
                               5. Your employment is terminated at the end of a leave of absence as a result of your failure to return to work;
                               6.   You withdraw from employment due to
                                    participation in a long-term disability
                                    plan;
                               7. Your employment terminates due to your death or incapacitation;
                               8. You accept employment within a Company or a Successor Employer; and/or
                               9. You fail to accept an offer of a Comparable Position, as defined below, within a Company or a Successor Employer.

COMPARABLE
POSITION
OFFERED
                           If you are offered a Comparable Position within one of the Companies or a Successor Employer and refuse the position, you will not receive Severance Benefits under this Plan. For purposes of defining "Comparable Position," the Human Resource Director (as defined below) will determine, in his sole discretion, whether the position you are offered is comparable to the position you held at the time you received notice of your job elimination. For purposes of this Plan, a Comparable Position is one that has job responsibilities and skill requirements that are similar to the previous position held by you and requires limited additional training to perform competently, that is within a reasonable commuting distance and that is at a reasonably similar salary level. If questions arise as to the comparability of the position, your Severance Benefits may be withheld until the matter is resolved by the Human Resource Director of First Community Bancorp.

                           Reasonable commuting distance is defined as no further than 30 miles from your current work location at the time of your job elimination. Reasonably similar salary level is defined as no more than a 20% reduction in your base salary at the time of your job elimination.

CALCULATION OF
PLAN BENEFITS
                           Two forms of Severance Benefits are defined under the
                           Plan: a Basic Severance Benefit and a Supplemental Severance Benefit (each defined below and collectively a "Severance Benefit"). If, in the estimation of the Human Resource Director, you qualify for a Basic Severance Benefit under the Plan, you will receive a Basic Severance Benefit Statement, an example of which is set forth below, showing the manner in which your payment was calculated. No action is necessary on your part to receive the Basic Severance Benefit.

                           To receive a Supplemental Severance Benefit under the Plan, you must be eligible to Participate in the Plan and you must return a signed and properly completed Agreement to the Human Resource Director.

                           TYPES OF BENEFITS

                               BASIC SEVERANCE BENEFIT - If you are eligible to participate in the Plan, you will receive compensation equal to one pay period based on your Salary on the Day you were notified of the termination or as of the termination date, whichever is greater (the "Basic Severance Benefit"). "Salary" means your base salary and excludes compensation under any incentive plan, agreement, commissions, bonuses, overtime or other payments offered under any employee health, pension, savings or welfare benefit plan maintained by the Company.

                               SUPPLEMENTAL SEVERANCE BENEFIT - You will be offered a Supplemental Severance Benefit under this Plan provided that you sign an Agreement.

                               A Supplemental Severance Benefit is an additional one time Severance Benefit (a "Supplemental Severance Benefit") which will be calculated based on your length of service with a Company. Under the Plan, your months and years of service will be calculated based upon your most recent date of hire or rehire, as applicable, until the effective date of your termination. Such years of service include any periods of time you were employed by a Company including time spent on such things as vacation, holiday, jury duty, medical or family leave of absence provided that each such period did not exceed six (6) months or result in the termination of your employment. Each year of service is completed on the anniversary date of hire (or rehire).

                               Calculation of the Supplemental Severance Benefit will be in accordance with the following chart:

                               --------------------------- ------------------------------
                               YEARS OF CONTINUOUS SERVICE SUPPLEMENTAL SEVERANCE BENEFIT
                               --------------------------- ------------------------------
                               Less than 1 year            4 weeks of Salary
                               --------------------------- ------------------------------
                               1 or more years             4 weeks of Salary
                                                           plus 1 additional week for
                                                           each FULL year of service
                                                           beginning with the first
                                                           year.
                               --------------------------- ------------------------------

                               --------------------------- ------------------------------
                               SO THAT AN EMPLOYEE WITH:   WOULD BE ELIGIBLE FOR:
                               --------------------------- ------------------------------
                               2 full years of service     6 weeks of Salary
                               --------------------------- ------------------------------
                               3 full years of service     7 weeks of Salary
                               --------------------------- ------------------------------
                               4 full years of service     8 weeks of Salary
                               --------------------------- ------------------------------
                               5 full years of service     9 weeks of Salary
                               --------------------------- ------------------------------

                               Eligible Employees at the Senior Vice President level will receive a minimum severance payment of twelve weeks and eligible employees at the Executive Vice President level will receive a minimum severance payment of sixteen weeks under the Supplemental Severance Benefit regardless of years of service. In addition, the Company will offer employees eligible for the Supplemental Severance Benefit outplacement services. However, the Company has absolute discretion regarding the kind, nature, quality and cost of outplacement services to be offered.

                               STATEMENT OF BENEFITS - You will receive a personalized statement showing the calculation of your Basic Severance Benefit (the "Basic Benefit Statement"). The amount of your Supplemental Severance Benefit, if you are eligible for one, will be set forth in the personalized statement (the "Supplemental Benefit Statement") at the time the Company delivers the Agreement.

                           PAYMENT OF BENEFITS - If you are entitled to receive the Basic Severance Benefit payment, the Basic Severance Benefit will be paid to you by either a check or a direct deposit in the same manner as you received your paycheck when employed. If you are entitled to receive the Supplemental Severance Benefit payment, the Supplemental Severance Benefit payment will be paid to you after the expiration of seven (7) calendar days following the date you sign the Agreement. The Human Resource Director has the sole discretion to provide the Supplemental Severance Benefit payment, to those employees eligible, in one lump sum or in equal semi-monthly installments. Authorized deductions and other deductions required by law will be taken from all payments.

DENIAL AND
APPEAL OF
BENEFITS
                           If you feel that you are entitled to Severance Benefits or that your Severance Benefits are not correctly stated on either the Basic Benefit Statement or the Supplemental Benefit Statement, you should make a claim in writing to the Human Resource Director of First Community Bank. Your claim should state the reasons for your appeal of the denial or miscalculation of Severance Benefits. Furthermore, in order to be considered timely, your claim should be mailed to the Human Resource Director within sixty
                           (60) calendar days of the denial or miscalculation of Severance Benefits. If the claim is not received within the allotted time frame, your claim will be denied. Under exceptional circumstances, if the claim is not received timely, the Company may elect to review your claim.

                           Should a claim be filed timely, the Human Resource Director will consider the claim and respond to you within thirty (30) days of its receipt, or as soon as practicable thereafter. Upon review of your claim, you may be requested to provide additional facts, documents or evidence, if necessary, within five (5) days of written notice of such a request. At the conclusion of your appeal, if you are entitled to Severance Benefits or a modification of Severance Benefits, you will be notified accordingly. If, however, the claim is denied in total or in part, the reasons for the denial will be stated in writing with specific references to the Plan provisions on which the denial is based. Unless the Human Resource Director determines that there are special circumstances, the review by the Human Resource Director will be final.

TERMINATING OR
AMENDING THE
PLAN
                           The Plan may be terminated or amended at any time for any reason by First Community Bancorp. NO PERSON IS AUTHORIZED TO MAKE PROMISES REGARDING SEVERANCE BENEFIT EXCEPT AS PROVIDED IN THIS PLAN. The Severance Benefits available to employees who have been notified in writing of the intention to terminate their employment prior to any amendment or termination of this Plan ill not be reduced as the result of such plan amendment or termination.

PAYMENT OF
BENEFITS UPON
AN EMPLOYEE'S
DEATH
                           If you die having satisfied all of the requirements to receive a Severance Benefit, any Severance Benefits not already paid to you will be distributed to your legal successor, if not prohibited by law.

WHO ADMINISTERS
THE PLAN?
                           The Company by which you were employed will administer the Plan through its Human Resource Director. Please contact the Human Resource Director at the following Company locations:

                           First Community Bancorp
                           2310 Camino Vida Roble, Suite B
                           Escondido, CA  92009
                           EIN 33-0885320

WHAT ARE MY RIGHTS
UNDER THE EMPLOYEE
RETIREMENT INCOME
SECURITY ACT
("ERISA")?
                           Under ERISA, if you are eligible to participate in the Plan, you have the right to examine all Plan documents without charge at the Plan Administrator's office. You may also obtain copies of Plan documents and other Plan information upon written request to the Plan Administrator. These include copies of all documents filed by the Companies with the U.S. Department of Labor, such as annual reports. The Plan Administrator may charge a reasonable fee for any copies provided.

                           ERISA gives you the right to receive written notice if your claim under the Plan is denied by one of the Companies. It also provides you the right to a full review of your case. If you request Plan materials and do not receive them within 30 days, you may file suit in federal court. The court may require the Plan Administrator to provide the materials and pay up to $100 per day until you receive them, unless the materials were not sent due to reasons beyond the control of the Human Resource Director.

                           If you have a claim for Severance Benefits that is denied or ignored, you may file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who should pay court costs and legal fees. If you win your case, the court may order the Companies to pay these costs. If you lose and if the court, for example, finds that your claim is frivolous, you may be ordered to pay these costs.

                           If you have any questions about the Plan, you should contact the Human Resource Director. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

STATUS OF YOUR
COMPANY BANKING
SERVICES AND
BENEFITS, IF ANY,
UPON TERMINATION
                           BANKING SERVICES - Your banking services will remain at their present rates through the last day of the month in which you are terminated. Your branch of account, if any, will be notified by Human Resources prior to such date. Please notify your branch of account if you wish to change any of your banking services.

                           EMPLOYEE LOANS AND CASH LINES - Your employee loan will revert to the customer rate, if not already at such rate, beginning the month following your termination, as per your original loan agreement. If you close your Company checking account, you will continue to make at least the minimum monthly payment on your outstanding overdraft protection line balance. If you keep your Company checking account, the overdraft protection line will continue under the original agreement.

                           MEDICAL/DENTAL/VISION COVERAGE - Your current health insurance benefits provided by the Company, if any, will continue through the last day of the month in which your termination occurs. Your current health insurance benefits provided by the Company, if any, will not continue during the period in which a Supplemental Severance Benefit, if any, is being paid. You may elect to continue your benefits under the Consolidated Omnibus Budge Reconciliation Act ("COBRA") once coverage under your current health insurance benefits provided by the Company, if any, ends. You will be notified by the Company's COBRA administrator, and receive information to sign up.

                           COBRA is the legislation that allows you to continue your current medical, dental and vision benefits up to 18 months after your termination. The legislation also permits individuals with pre-existing conditions to continue COBRA coverage even if they obtain coverage under a new employer's plan, if the new plan excludes treatment for the pre-existing condition. In the event that you obtain subsequent health insurance coverage, you must immediately notify the Company of such coverage. Upon such notice, the Company shall have no further obligation to continue such COBRA coverage.

                           LONG-TERM DISABILITY ("LTD") - Long-Term Disability insurance coverage ends on your last active day of employment which generally is your Termination Date and is not convertible to a private plan.

                           NON-CONTRIBUTORY LIFE INSURANCE/ACCIDENTAL DEATH & DISMEMBERMENT ("AD&D") - The Company's non-contributory life insurance will continue through the last day of the month in which your termination date occurs. Upon termination, you will receive a notice of conversion privilege. If you are interested in converting to an individual policy, please contact the Human Resource Director for a Life Conversion Application.

                           VOLUNTARY LIFE INSURANCE AND/OR AD&D - If you currently have Voluntary Life and/or AD&D insurance coverage, it will continue through the last day of the month in which your termination occurs. You may be eligible to continue this plan at current group rates through the carrier. If you are interest in continuing this insurance you must request an "Election of Portability Coverage" form from the Human Resource Director.

                           401(K) PLAN - If you are a current participant in the 401(k) Plan, a letter will be mailed to you in approximately two (2) weeks after your termination with information for disbursement of your funds. The information will include: a Participant Distribution Election Form and a Special Tax Notice regarding plan payments. Since this distribution is from a qualified plan, the taxable amount of your distribution is eligible for rollover into another qualified plan or IRA. If you have any questions regarding your account, call your Company's Human Resource Director.

ADDITIONAL
PLAN INFORMATION

                           Plan Number:                         001

                           Type of Plan:                        Severance Benefit Plan

                           Name/Address of Registered           Arnold Hahn
                           Agent for Service of Legal Address:  Executive Vice President
                                                                Human Resource Director
                                                                First Community Bancorp
                                                                2310 Camino Vida Roble, Suite B
                                                                Escondido, CA  92009

                           Plan Year:                           January1 , 2001 - December 31, 2001

                             FIRST COMMUNITY BANCORP

                       EMPLOYEE SEVERANCE PAY PLAN POLICY





         I HAVE READ THE ABOVE SEVERANCE PAY PLAN POLICY AND UNDERSTAND THE TERMS AND CONDITIONS REGARDING SAME.




Date:                                   Employee:
     -----------------------------               -------------------------------


Employee Name:                          Social Security Number:
              --------------------                             -----------------


Mailing Address:                        Company Name and Number:
                ------------------                              ----------------


Daytime Telephone Number:
                         ----------------------

                             BASIC SEVERANCE BENEFIT


The Company notified you on , 2001 that your termination date will be , 2001. Your Basic Severance Benefit (as defined in the Employee Severance Pay Plan) payment, will be prepared in the amount of your Salary (as defined in the Employee Severance Pay Plan) for one pay period, minus legally required and authorized deductions. Based on the following statement you will (have) receive(d) a check or a direct deposit in the same manner as you received pay when employed on______________. This Basic Severance Benefit is paid to you in addition to and in combination with, any regular compensation due to you from the Company as of your termination date. Salary does not include any shift differential, commission pay, overtime or incentive payments you may have received during your period of employment.

1. Basic Severance Benefit Payment:
   Salary received for one pay period                       =
                                                                 ---------------

2. Regular Compensation due to you as of                    =
                                         ---------------         ---------------

   Includes               hours of accrued vacation.
            -------------

3. Total Gross Amount of Final Pay                          =
                                                                 ---------------

       CALCULATION OF THE SUPPLEMENTAL SEVERANCE BENEFIT - (IF APPLICABLE)


         In addition to the Basic Severance Benefit described above, you will be entitled to a Supplemental Severance Benefit if you (1) sign the Settlement Agreement and General Release (the "Agreement") delivered to you with this statement. The calculation of such Supplemental Severance Benefit is set forth below.

         A. Most recent hire date
                                                   --------------------------

         B. Termination date
                                                   --------------------------

         C. Number of full years of service
                                                   --------------------------

         D. Number of weeks of Supplemental
            Severance Benefits
                                                   --------------------------

         E. Weekly Salary rate
                                                   --------------------------

         F. Supplemental Severance Benefit
            amount (gross) (D x E)
                                                   --------------------------

                                 ACKNOWLEDGMENTS


Prepared by:                                 Reviewed by:
             -----------------------                      ----------------------

Date:                                        Date:
      ------------------------------               -----------------------------

The above information has been discussed with me and I agree that it is correct.



----------------------------                 ----------------
Employee's Signature                         Date





I authorize the Human Resource Director or my former manager to contact me in writing or by telephone at my home.



-----------------------------                -----------------
Employee's Signature                         Date